UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2023

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 8, 2023, Avinger, Inc. (the “Company”) held its previously announced Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the proposals listed below, each of which was described in the Company’s definitive proxy statement for the Special Meeting, filed with the Securities and Exchange Commission on August 17, 2023 (the “Proxy Statement”).

A total of 5,850,665 shares of common stock, par value $0.001 per share, out of a total of 10,755,380 shares of common stock issued and outstanding and entitled to vote, including 1,352,928 shares of restricted stock eligible to vote, and a total of 1,920 shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”), representing all of the issued and outstanding shares of Series E Preferred Stock and entitled to vote at the Special Meeting, each as of August 7, 2023, the record date for the Special Meeting, were present in person or represented by proxy at the Special Meeting, constituting a quorum. As previously described in the Proxy Statement, holders of the Series E Preferred Stock are entitled to vote their shares on an as-converted basis. As of the record date, each outstanding share of Series E Preferred Stock was convertible into 1,398 shares of common stock meaning that holders of the Series E Preferred Stock were entitled to cast 1,398 votes per share of Series E Preferred Stock for an aggregate of approximately 2,684,160 votes.

The matters submitted for a vote and the related results are set forth below:

Proposal No. 1 - Approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split: The amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock at a ratio not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders, was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes

5,783,719	2,742,448	8,658	-

Proposal No. 2 - Approval of the Adjournment of the Annual Meeting: The adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals was approved:

Votes For	Votes Against	Abstentions	Broker Non-votes

5,843,856	2,675,486	15,483	-

The results reported above are final voting results. Due to the approval of Proposal 1, there was no need to adjourn the Special Meeting. No other matters were considered or voted upon at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 8, 2023	Avinger, Inc.

	By:	/s/ Jeffrey M. Soinski
		Name:	Jeffrey M. Soinski
		Title:	Chief Executive Officer